IRREVOCABLE PROXY

         The undersigned stockholder of Aksys, Ltd., a Delaware corporation (the "COMPANY"), hereby irrevocably (to the full extent permitted by Section 212 of the Delaware General Corporation Law, except as provided below) appoints ____________ as the sole and exclusive attorney and proxy of the undersigned, with full power of substitution and resubstitution, to vote and exercise all voting and related rights (to the full extent that the undersigned is entitled to do so) with respect to all of the shares of capital stock of the Company that the undersigned now owns of record or has the power to direct the vote, or that the undersigned hereafter may own of record or have the power to direct the vote upon exercise of the warrants currently owned by the undersigned, and any and all other shares or securities of the Company issued or exchanged in respect thereof on or after the date hereof, other than as expressly provided below (collectively, the "SECURITIES"), in accordance with the terms of this Irrevocable Proxy (the "PROXY").

         Upon the undersigned's execution of this Proxy, any and all prior proxies given by the undersigned with respect to any Securities inconsistent with the terms hereof are hereby revoked and the undersigned agrees not to grant any subsequent proxies with respect to the Securities inconsistent with the terms hereof until after the Expiration Date (as defined below) or such Securities are no longer subject to this Proxy in accordance with, and pursuant to, the terms below.

         This Proxy is irrevocable (to the extent provided in Section 212 of the Delaware General Corporation Law), is coupled with an interest and is granted pursuant to, and in consideration of the benefits received by the undersigned under, that certain Settlement Agreement and Mutual Release (the "SETTLEMENT AGREEMENT") entered into by and among the Company; Durus Life Sciences Master Fund Ltd., a Cayman Islands company (the "FUND"); Scott Sacane, a Connecticut resident; Durus Capital Management, LLC, a Delaware limited liability company; Durus Capital Management (NA.), LLC, a Delaware limited liability company; and Artal Long Biotech Portfolio LLC, a Delaware limited liability company.

         The attorneys and proxies named above, and each of them, are hereby authorized and empowered by the undersigned, at any time prior to the Expiration Date, to act as the undersigned's attorney and proxy to vote the Securities (including, without limitation, the power to execute and deliver written consents pursuant to Section 228 of the Delaware General Corporation Law) at every annual, special or other meeting or action of the stockholders of the Company, as applicable, or at any postponement or adjournment thereof (other than in connection with the election of members of the Company's board of directors at the Company's 2004 annual meeting of stockholders, or at any postponement or adjournment thereof) and in every written consent in lieu of such meetings, unless otherwise limited below, as follows:

         (i) at the Company's 2004 annual meeting of stockholders, or at any postponement or adjournment thereof, in the case of any stockholder proposal (as described in Rule 14a-8 under the Exchange Act) being acted upon by the shareholders, as directed by a majority of the independent members of the Company's board of directors (as defined under the rules of the National Association of Securities Dealers), and

         (ii) for all other matters, in proportion to the votes cast by all other holders of the Company's common stock (other than the other parties to the Settlement Agreement);

PROVIDED, that from and after notice in writing by the Fund to the attorneys and proxies named above that it has certified to the Company pursuant to the Settlement Agreement that the Fund's known Aggregate Ownership (as defined in the Settlement Agreement) is less than 50% of the then-outstanding common stock of the Company, the attorneys and proxies named above shall vote as provided above only those of the undersigned's Securities that are in excess of 14.99% of the then-outstanding shares of common stock of the Company as specified by the Fund.

         The attorneys and proxies named above may not exercise this Proxy on any matter except as provided above.

         All notices and other communications provided for in this Proxy shall be in writing and shall be either sent by facsimile with confirmation to the number specified below or personally delivered or sent by reputable overnight courier service (delivery charges prepaid) to the attorneys and proxies named above at the address specified below.

         -----------------------------
         -----------------------------
         -----------------------------
         Attn:
         Telecopy:
         Telephone:

Any such notice or other communication shall be deemed to have been given pursuant to this Proxy when delivered personally, when confirmed if by facsimile or on the second business day after deposit with a reputable overnight courier service, as the case may be.

         This Proxy shall terminate, and be of no further force or effect, automatically with respect to any Securities that are transferred or otherwise disposed of by the undersigned, except if and to the extent the undersigned retains the right to direct the vote thereof. This Proxy shall terminate, and be of no further force and effect, in its entirety automatically upon the date (the "EXPIRATION DATE") that the Fund notifies the attorneys and proxies named above that it has certified to the Company pursuant to the Settlement Agreement that the Fund's known Aggregate Ownership (as defined in the Settlement Agreement) is less than 15% of the then-outstanding common stock of the Company.

         Dated:  February ___ 2004


                                  --------------------------------------
                                  (Print Name of Stockholder)


                                  By:
                                        --------------------------------
                                  Name:
                                  Its:

                                  Shares owned of record or for which the
                                  stockholder has the power to direct the vote:


                                  ___________ shares of Company common stock